As filed with the Securities and Exchange Commission on July 24, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CADENCE DESIGN SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	00-0000000 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5

San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Omnibus Equity Incentive Plan

(Full title of the plan)

James J. Cowie, Esq.

Senior Vice President, General Counsel and Secretary

Cadence Design Systems, Inc.

2655 Seely Avenue, Building 5

San Jose, California 95134

(Name and address of agent for service)

(408) 943-1234

(Telephone number, including area code, of agent for service)

Copy to:

Martin A. Wellington, Esq.

Sidley Austin LLP

1001 Page Mill Road

Palo Alto, CA 94304

(650) 565-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer ☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	6,500,000	$34.67	$225,355,000	$26,118.65

(1)	This Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s common stock that become issuable under the Omnibus Equity Incentive Plan, as amended and restated (the “Omnibus Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. common stock.
(2)	Calculated solely for purposes of calculating the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of common stock of the Registrant on July 17, 2017 as reported on the NASDAQ Global Select Market.

NOTE

REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION

BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Cadence Design Systems, Inc., a Delaware corporation (the “Registrant”), relating to 6,500,000 shares of its common stock, par value $0.01 per share, issuable to eligible employees and consultants of the Registrant and its affiliates under the Registrant’s Omnibus Equity Incentive Plan, as amended and restated (the “Omnibus Plan”), which amended and restated in its entirety the Registrant’s Amended and Restated 1987 Stock Incentive Plan (the “1987 Plan”) and consolidated the Registrant’s Amended and Restated 2000 Equity Incentive Plan into the 1987 Plan. The Registrant filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2016, May 18, 2015 and May 7, 2014 Registration Statements on Form S-8 (Registration No. 333-212669, No. 333-204278 and No. 333-195771, respectively) relating to shares of common stock issuable to eligible employees and consultants of the Registrant and its affiliates under the Omnibus Plan, and on May 17, 1990, September 30, 1991, June 4, 1992, May 31, 1994, August 7, 1998, July 31, 2007 and May 13, 2011, the Registrant filed with the SEC Registration Statements on Form S-8 (Registration No. 33-34910, No. 33-43025, No. 33-48371, No. 33-53913, No. 333-61029, No. 333-144972 and No. 333-174201, respectively) relating to shares of common stock issuable to eligible employees and consultants of the Registrant under the 1987 Plan (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Exhibit Title	Incorporated By Reference				Provided Herewith
		Form	File No.	Exhibit No.	Filing Date

4.01	Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 13, 1998.	10-Q	001-10606	3.01(j)	8/18/1998

4.02	Certificate of Designation for the Series A Junior Participating Preferred Stock, as amended on February 1, 2000.	10-K	001-10606	4.02	3/27/2000

4.03	The Registrant’s Amended and Restated Bylaws, effective as of May 5, 2014.	8-K	000-15867	3.01	5/7/2014

4.04	Specimen Certificate of the Registrant’s Common Stock.	S-4	033-43400	4.01	10/17/1991

4.05	Base Indenture, dated October 9, 2014, between the Registrant and Wells Fargo Bank, N.A., as trustee.	8-K	000-15867	4.01	10/9/2014

4.06	First Supplemental Indenture, dated October 9, 2014, between the Registrant and Wells Fargo Bank, N.A., as trustee (including the Form of 4.375% Senior Notes due 2024).	8-K	000-15867	4.02	10/9/2014

5.01	Opinion and Consent of Sidley Austin LLP.					X

23.01	Consent of Independent Registered Public Accounting Firm.					X

23.02	Consent of Sidley Austin LLP (contained in Exhibit 5.01).					X

24.01	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).					X

99.01	The Registrant’s Omnibus Equity Incentive Plan, as amended and restated.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 24th day of July, 2017.

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Lip-Bu Tan
Lip-Bu Tan
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lip-Bu Tan, Geoffrey G. Ribar and James J. Cowie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lip-Bu Tan Lip-Bu Tan	President, Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2017

/s/ Geoffrey G. Ribar Geoffrey G. Ribar	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 24, 2017

/s/ Dr. John B. Shoven Dr. John B. Shoven	Chairman of the Board of Directors	July 24, 2017

/s/ Mark W. Adams Mark W. Adams	Director	July 24, 2017

/s/ Susan L. Bostrom Susan L. Bostrom	Director	July 24, 2017

/s/ Dr. James D. Plummer Dr. James D. Plummer	Director	July 24, 2017

/s/ Dr. Alberto Sangiovanni-Vincentelli Dr. Alberto Sangiovanni-Vincentelli	Director	July 24, 2017

/s/ Roger S. Siboni Roger S. Siboni	Director	July 24, 2017

/s/ Young K. Sohn Young K. Sohn	Director	July 24, 2017

/s/ Mary Agnes Wilderotter Mary Agnes Wilderotter	Director	July 24, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Title	Incorporated By Reference				Provided Herewith
		Form	File No.	Exhibit No.	Filing Date

4.01	Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 13, 1998.	10-Q	001-10606	3.01(j)	8/18/1998

4.02	Certificate of Designation for the Series A Junior Participating Preferred Stock, as amended on February 1, 2000.	10-K	001-10606	4.02	3/27/2000

4.03	The Registrant’s Amended and Restated Bylaws, effective as of May 5, 2014.	8-K	000-15867	3.01	5/7/2014

4.04	Specimen Certificate of the Registrant’s Common Stock.	S-4	033-43400	4.01	10/17/1991

4.05	Base Indenture, dated October 9, 2014, between the Registrant and Wells Fargo Bank, N.A., as trustee.	8-K	000-15867	4.01	10/9/2014

4.06	First Supplemental Indenture, dated October 9, 2014, between the Registrant and Wells Fargo Bank, N.A., as trustee (including the Form of 4.375% Senior Notes due 2024).	8-K	000-15867	4.02	10/9/2014

5.01	Opinion and Consent of Sidley Austin LLP.					X

23.01	Consent of Independent Registered Public Accounting Firm.					X

23.02	Consent of Sidley Austin LLP (contained in Exhibit 5.01).					X

24.01	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).					X

99.01	The Registrant’s Omnibus Equity Incentive Plan, as amended and restated.					X